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                                                                       EXHIBIT T


                                      FIRST

                                    AMENDMENT

                                       TO

                             SENIOR CREDIT AGREEMENT


         FIRST AMENDMENT, dated as of February 18, 1997 (this "Amendment") to the Senior Credit Agreement dated as of December 20, 1996 (the "Credit Agreement"), by and among Skyline Multimedia Entertainment, Inc., a New York corporation (the "Company"), New York Skyline, Inc., a New York corporation ("NYSI"), Skyline Virtual Reality, Inc., a Delaware corporation ("SVRI"), Skyline Chicago, Inc., a Delaware corporation ("SCI"), Skyline Magic, Inc., a Delaware corporation ("SMI"), Skyline Las Vegas, Inc., a Delaware corporation ("SLVI") (the Company, NYSI, SVRI, SCI, SMI and SLVI, together, the "Borrowers"), Prospect Street NYC Discovery Fund, L.P., a Delaware limited partnership ("Prospect"), and Bank of New York, as Trustee for the Employees Retirement Plan of the Brooklyn Union Gas Company ("Bug").

         WHEREAS, capitalized terms not otherwise defined herein have the respective meanings set forth in the Credit Agreement;

         WHEREAS, each of the Borrowers, Prospect and Bug desire to amend (i) Annex 2.1 of the Credit Agreement in order to increase the Additional Loan Commitment of Bug from $500,000 to $1,000,000 and (ii) Footnote 5 of the Form of Warrant in order to provide that the Warrant issuable with respect to the Additional Loan in the principal amount of $500,000 made by Bug to the Borrowers on the date hereof will be immediately exercisable;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Amendment to Annex 2.1 of the Credit Agreement. Annex 2.1 of the Credit Agreement is hereby amended by deleting "$500,000" in the column entitled "Additional Loan Commitment" and inserting in lieu thereof "$1,000,000".

         2. Amendment to Footnote 5 of the Form of Warrant. Footnote 5 of the Form of Warrant attached as Exhibit F to the Credit Agreement is hereby amended by deleting the text of Footnote 5 in its entirety and inserting the following in lieu thereof:

            "The Warrant to be issued to Bug (the "February Bug Warrant") on February 18, 1997 with respect to 48,780 Warrant Shares (subject to adjustment as provided in such Warrant) will be exercisable immediately upon issuance. All Warrants other
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                  than the February Bug Warrant shall be exercisable as follows:
                  (i) the first 200,000 Warrant Shares will be exercisable immediately upon issuance; (ii) the next 100,000 Warrant
                  Shares will be exercisable beginning one year from the Closing Date; and (iii) the next 100,000 Warrant Shares will be exercisable beginning two years from the Closing Date, in each case pro rata among the Lenders participating in each Borrowing pursuant to which such Warrants are issued and subject to appropriate adjustment for stock splits, stock dividends, recapitalizations, reorganizations and similar events which occur on or after execution of the Credit Agreement."

         3. Effectiveness of Amendment. Pursuant to Section 9.9 of the Credit Agreement, this Amendment shall become effective upon the execution and delivery of this Agreement by the Required Lenders (which shall include Bug) and each Borrower.

         4. Effect on Credit Agreement. The Credit Agreement shall continue in full force and effect as amended by this Amendment. From and after the date hereof, all references to the Credit Agreement shall be deemed to mean the Credit Agreement as amended by this Amendment.

         5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

         6. Counterparts. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.


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                  IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

                                        SKYLINE MULTIMEDIA ENTERTAINMENT, INC.


                                        By:_____________________________________
                                            Name:  Zalman Silber
                                            Title: President and CEO


                                        NEW YORK SKYLINE, INC.


                                        By:_____________________________________
                                            Name:
                                            Title:


                                        SKYLINE VIRTUAL REALITY, INC.


                                        By:_____________________________________
                                            Name:
                                            Title:


                                        SKYLINE CHICAGO, INC.


                                        By:_____________________________________
                                            Name:
                                            Title:


                                        SKYLINE MAGIC, INC.


                                        By:_____________________________________
                                            Name:
                                            Title:


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                                SKYLINE LAS VEGAS, INC.


                                By:_____________________________________________
                                     Name:
                                     Title:


                                PROSPECT STREET NYC DISCOVERY FUND, L.P.

                                By:  Prospect Street Discovery Fund, Inc., its
                                         General Partner


                                         By:____________________________________
                                               Name:    Ronald D. Celmer
                                               Title:   Vice President



                                BANK OF NEW YORK, as Trustee for the
                                   Employees Retirement Plan of the
                                   Brooklyn Union Gas Company


                                         By:____________________________________
                                               Name:
                                               Title:


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